Exhibit 23(a)



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Barneys New York, Inc. Stock Option Plan for Nonemployee Directors for the registration of 300,000 shares of its common stock and to the incorporation be reference therein of our report dated May 24, 1999, with respect to the consolidated financial statements of Barneys New York, Inc. included in its Registration Statement (Form 10) for the six months ended January 30, 1999, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP


New York, NY
November 5, 1999











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